UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   July 24, 2007

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio	45432
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                     Results of Operations and Financial Conditions.

On July 25, 2007, DPL Inc. (the “Company”) issued a press release announcing its earnings for the second quarter, 2007.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01                     Regulation FD Disclosure

On July 26, 2007, at 9:00 A.M. Eastern Time, the Company held a webcast conference call to review its earnings press release issued on July 25, 2007.

A copy of the webcast conference call slides used during the webcast conference call on July 26, 2007 is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 8.01                     Other Events.

On July 24, 2007, DPL Inc. (the “Company”) issued a press release announcing the promotion of Mr. Bryce Nickel to Vice President of Transmission and Distribution Operations. Mr. Nickel will be responsible for delivering reliable service to The Dayton Power and Light Company’s (DP&L) 500,000 customers throughout West Central Ohio. This includes managing DP&L’s transmission and distribution maintenance programs, regulatory compliance, new construction activities and its overall operations. The Company also announced the promotion of Mr. Kevin Hall to Director, Transmission and Distribution Engineering. Mr. Hall will be responsible for transmission, distribution and substation design and engineering as well as substation operation.

A copy of the press release is attached hereto as Exhibit 99.3.

Item 9.01                     Financial Statements and Exhibits.

(d)                                  Exhibits.

99.1	Press Release of DPL Inc., dated July 25, 2007.
99.2	Slides used in webcast conference call on July 26, 2007.
99.3	Press Release of DPL Inc., dated July 24, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: July 27, 2007
/s/ Miggie E. Cramblit
	Name:	Miggie E. Cramblit
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press Release of DPL Inc., dated July 25, 2007.	E
99.2	Slides used in webcast conference call on July 26, 2007.	E
99.3	Press Release of DPL Inc., dated July 24, 2007.	E